As filed with the Securities and Exchange Commission on September 3, 2019

Registration No. 333-233390

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________

FORM S-1

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________

PARKERVISION, INC.
(Exact name of registrant as specified in its charter)
__________

Florida	3663	59-2971472
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

9446 Philips Highway, Suite 5A
Jacksonville, Florida 32256
Phone: (904) 732-6100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________

Jeffrey Parker, Chairman of the Board
ParkerVision, Inc.
9446 Philips Highway, Suite 5A
Jacksonville, Florida 32256
(904) 732-6100
(Name, address and telephone number, including area code, of agent for service)
__________

with a copy to:

David Alan Miller, Esq.
Graubard Miller
The Chrysler Building
405 Lexington Avenue - 11th floor
New York, NY 10174-1901
__________

Approximate date of commencement of proposed sale to the public: As soon as possible after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continued basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.01 per share	18,014,164	$0.175	$3,152,479	$382.08

(1)
The Registrant previously paid this entire registration fee in connection with prior filings of this Registration Statement.

__________

The registrant hereby amends this Registration Statement on Form S-1 on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

2

EXPLANATORY NOTE

ParkerVision, Inc. is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-1 (File No. 333-233390) as an exhibits only filing to file Exhibit 101. Accordingly, this Amendment consists only of the facing page of the Registration Statement, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus has not changed and has been omitted.

3

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated expenses in connection with the sale of the securities being registered hereby, all of which will be borne by us, are as follows:

SEC registration fee	$382
Legal fees and expenses	10,000
Accounting fees and expenses	18,000
Miscellaneous	1,000
Total	$29,382

Item 14. Indemnification of Directors and Officers.

The laws of the Florida permit the indemnification of directors, employees, officers and agents of Florida corporations. Our articles of incorporation and bylaws provide that we shall indemnify to the fullest extent permitted by Florida law any person whom we may indemnify under that law.

The provisions of Florida law that authorize indemnification do not eliminate the duty of care of a director. In appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for (a) violations ofcriminal laws, unless the director has reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

We have entered into indemnification and reimbursement agreements with each of our directors.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not contrary to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We have directors and officer’s insurance which includes insurance for claims against these persons brought under securities laws.

To the extent that we indemnify our management for liabilities arising under securities laws, we have been informed by the SEC that this indemnification is against public policy and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

The information contained in the prospectus under the headings “The Private Placements” is incorporated herein by reference.

On September 10, 2018, we consummated the sale of convertible promissory notes (the “First Notes”) for aggregate proceeds of $900,000. In connection with the transaction, we entered into a purchase agreement with accredited investors which provides for the sale of the First Notes with an aggregate face value of $900,000. The outstanding principal and interest accrued on the First Notes are convertible at any time and from time to time by the holders into shares of our Common Stock at a fixed conversion price of $0.40 per share. Any unconverted, outstanding principal amount of the First Notes is payable in cash on September 7, 2023.

On September 19, 2018, we consummated the sale of a convertible promissory note (the “Second Note”) to an accredited investor for aggregate proceeds of $425,000. The Second Note was issued on substantially the same terms and conditions as the First Notes except that the Second Note is convertible at any time and from time to time by the holder at a fixed conversion price of $0.57 per share and a maturity date of September 18, 2023. The First Notes and Second Note are collectively referred to herein as the “Convertible Notes Transactions” or the “Notes”.

At any time following the one-year anniversary of the issuance of the Notes, we may prepay the then outstanding principal amount of the Notes, along with any accrued interest (the “Prepayment Amount”), upon at least thirty (30) days written notice to the holder (“Prepayment Notice”). The holder will have the right, upon written notice within twenty (20) business days of receipt of the Prepayment Notice, to convert all or a portion of the Prepayment Amount into shares of our Common Stock at the fixed conversion price. Any Prepayment Amount in cash will include a premium of 25% prior to the two-year anniversary of the Notes issuance date, 20% prior to the three-year anniversary of the Notes issuance date, 15% prior to the four-year anniversary of the Notes issuance date, or 10% thereafter.

Interest of 8% per annum is payable on the Notes beginning on the earlier of (i) the effective date of a Registration Statement registering the shares underlying the Notes or (ii) the one hundred eighty (180) day anniversary of the issuance dates of the Notes and in quarterly installments thereafter at our option, subject to certain equity conditions, in either (i) cash or (ii) shares of Common Stock (“Repayment Shares”), or (iii) a combination of cash and Repayment Shares. In an event of default, the interest rate increases to 12% per annum and the outstanding principal balance of the Notes plus all accrued interest due may be declared immediately payable by the holders of a majority of the then outstanding principal balance of the Notes.

The number of Repayment Shares is determined by dividing the interest payment amount by the closing price of our Common Stock on the trading day prior to the interest payment date, which may be less than the stated conversion price of the Notes. We may only elect to issue Repayment Shares if (i) no event of default has occurred or is occurring, (ii) the holder has not been issued greater than 14.99% of our then outstanding shares, inclusive of the Repayment Shares being issued, unless expressly waived by the Board, (iii) the Repayment Shares are registered on an effective Registration Statement or otherwise subject to an exemption therefrom, and (iv) our shares are listed or quoted on a market or exchange which includes the OTCQB, the OTCQX or the “Pink Sheets” published by the OTC Market Groups.

Under the terms of the Notes, no holder shall have the right to convert the Notes to the extent that, after giving effect to such conversion, the holder would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to the conversion. Upon written notice to us, a holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99%.

On July 26, 2018, we entered into a securities purchase agreement with Aspire Capital whereby we agreed to sell to Aspire Capital up to $2.0 million of shares of our Common Stock (or pre-funded warrants in lieu thereof) and warrants, in two tranches. On July 26, 2018, we sold to Aspire Capital (i) a pre-funded warrant to purchase up to 2,500,000 shares of our Common Stock with an exercise price of $.01 per share (“Pre-Funded Warrant”) and (ii) a warrant to purchase up to 2,500,000 shares of our Common Stock with an exercise price of $.74 per share (a “Warrant”), for a purchase price of $975,000. In addition, on the day following the effectiveness of the registration statement described below, we sold to Aspire Capital (i) a second Pre-Funded Warrant to purchase up to 2,500,000 shares of our Common Stock with an exercise price of $0.01 per share and (ii) a Warrant to purchase an additional 2,500,000 shares of Common Stock at an exercise price of $0.78 per share, for an aggregate purchase price of $975,000. The shares underlying this transaction were registered under a Form S-1 registration statement that was declared effective on September 10, 2018 (File No. 333-226737).

On March 26, 2018, three of our directors purchased an aggregate of 200,000 shares of our Common Stock in an unregistered sale of equity securities at a purchase price of $0.83 per share, which represented the closing bid price of our Common Stock on the purchase date.

On October 17, 2017, we entered into a common stock purchase agreement (the “Equity Line Agreement”) with Aspire Capital under which Aspire Capital committed to purchase up to an aggregate of $20 million in shares of our Common Stock over the 30-month term of the Equity Line Agreement. In consideration for entering into the Equity Line Agreement, we issued to Aspire Capital 287,500 shares of our Common Stock as a commitment fee. As of August 8, 2018, we have sold 3,712,500 shares of Common Stock to Aspire Capital under the Equity Line Agreement for an aggregate purchase price of approximately $3.1 million. We filed a registration statement to register the sale of up to 4 million shares of our Common Stock by Aspire Capital that have been issued under the Equity Line Agreement. The registration statement was declared effective November 27, 2017 (File No. 333-221250).

Under the Equity Line Agreement, on any trading day selected by us, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice, directing Aspire Capital to purchase up to 150,000 shares of our Common Stock, provided that the aggregate purchase amount for such shares does not exceed $0.5 million and subject to the maximum aggregate amount of $20 million. The per share purchase price for each purchase notice is equal to the lesser of (i) the lowest sale price of our Common Stock on the purchase date; or (ii) the arithmetic average of the three lowest closing sale prices for our Common Stock during the ten consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which we submit a purchase notice to Aspire Capital, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price (“VWAP”) purchase notice directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of our Common Stock traded on its principal market on the next trading day, or such lesser amount as we may determine. The purchase price per share pursuant to the VWAP purchase notice is generally 97% of the volume-weighted average price for our Common Stock traded on its principal market on the VWAP purchase date, subject to terms and limitations of the agreement.

The issuance of shares of Common Stock that may be issued from time to time to Aspire Capital under the Equity Line Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

On February 21, 2017, we entered into a subscription agreement providing for the sale of 80,510 shares of our Common Stock at a price of $2.11 per share, to one of our directors. On February 24, 2016, we closed the sale contemplated by the Subscription agreement. The Common Stock was offered and sold to an accredited investor on a private placement basis under Section 4(a)(2) of the Securities Act, as amended.

Item 16. Exhibits and Financial Statements.

(a)
A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index on page II-5.

(b)
Financial statement schedules:

None.

Item 17. Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to 424(b) of this chapter that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is againstpublic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

ExhibitNumber	Description

3.1	Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 of Current Report on Form 8-K filed March 29, 2016)
3.2	Amended and Restated Bylaws (incorporated by reference from Exhibit 3.1 of Current Report on Form 8-K filed August 14, 2007)
3.3	Articles of Amendment to Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 of Current Report on Form 8-K filed August 18, 2016)
3.4	Articles of Amendment to Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 of Current Report on Form 8-K filed July 13, 2017)
3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.5 of Form S-1 filed August 9, 2018)
3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 of Current Report on Form 8-K dated October 30, 2018)
3.7
Certificate of Designations of the Preferences, Limitations and Relative Rights of Series E Preferred Stock, dated November 21, 2005 (incorporated by reference from Exhibit 4.02 of Current Report on Form 8-K filed November 22, 2005)

4.1	Form of common stock certificate (incorporated by reference from Exhibit 4.1 of Annual Report on Form 10-K for the year ended December 31, 2015)
4.2
Shareholder Protection Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference from Exhibit 4.01 of Form 8-K dated November 22, 2005)

4.3
First Amendment to Shareholder Protection Rights Agreement dated as of November 20, 2015 between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference from Exhibit 4.1 of Form 8-K dated November 20, 2015)

4.4
Form of Rights Certificate pursuant to First Amendment to Shareholder Protection Rights Agreement dated November 20, 2015 (incorporated by reference from Exhibit 4.2 of Form 8-K dated November 20, 2015)

5.1*	Opinion of Graubard Miller
10.1	2000 Performance Equity Plan (incorporated by reference from Exhibit 10.11 of Registration Statement No. 333-43452) **
10.2	Form of 2002 Indemnification Agreement for Directors and Officers (incorporated by reference from Exhibit 10.1 of Quarterly Report on Form 10-Q for the period ended September 30, 2002) **
10.3	Standard Form of Employee Option Agreement (incorporated by reference from Exhibit 4.11 of Annual Report on Form 10-K for the year ended December 31, 2006) **
10.4	2008 Equity Incentive Plan (Non-Named Executives), as amended (incorporated by reference from Exhibit 4.1 of Form S-8 dated October 24, 2008) **
10.5	2011 Long-Term Incentive Equity Plan, as amended and restated (incorporated by reference from Exhibit 10.1 of Form 8-K dated July 13, 2017)**
10.6	Claims Proceeds Investment Agreement between Registrant and Brickell Key Investments LP (incorporated by reference from Exhibit 10.2 of Quarterly Report on Form 10-Q filed May 16, 2016)
10.7	Warrant Agreement between Registrant and Brickell Key Investments LP (incorporated by reference from Exhibit 10.3 of Quarterly Report on Form 10-Q filed May 16, 2016)
10.8
Amendment to Claims Proceeds Investment Agreement between Registrant and Brickell Key Investments LP (incorporated by reference from Exhibit 10.1 of Quarterly Report on Form 10-Q filed August 15, 2016)

10.9	Warrant Agreement between Registrant and Brickell Key Investments LP dated May 26, 2016 (incorporated by reference from Exhibit 10.2 of Quarterly Report on Form 10-Q filed August 15, 2016)
10.10
Amendment to Claims Proceeds Investment Agreement between Registrant and Brickell Key Investments LP dated December 28, 2017 (incorporated by reference from Exhibit 10.11 of Annual Report on Form 10-K filed March 29, 2018)

10.11
Amendment to Claims Proceeds Investment Agreement between Registrant and Brickell Key Investments LP dated April 26, 2018 (incorporated by reference from Exhibit 10.21 of Registration Statement on Form S-1 filed August 9, 2018)

10.12
Notice of Exercise of Rights Under Claims Proceeds Investment Agreement between Registrant and Brickell Key Investments LP dated December 20, 2018 (incorporated by reference from Exhibit 10.2 of Current Report on Form 8-K/A filed December 28, 2018)

10.13	Warrant Agreement between Registrant and Brickell Key Investments LP (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed December 21, 2018)
10.14
Settlement and Patent License Agreement between Registrant and Samsung Electronics Co., Ltd. dated July 15, 2016 (incorporated by reference from Exhibit 10.1 of Quarterly Report on Form 10-Q filed November 14, 2016)

10.15
At Market Issuance Sales Agreement between Registrant and FBR Capital Markets & Co., dated December 30, 2016 (incorporated by reference from Exhibit 1.01 of Current Report on Form 8-K filed December 30, 2016)

10.16
At Market Issuance Sales Agreement between Registrant and FBR Capital Markets & Co., dated August 14, 2017 (incorporated by reference from Exhibit 1.01 of Current Report on Form 8-K filed August 14, 2017)

10.17	Subscription Agreement between Registrant and a director dated February 21, 2017 (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed February 27, 2017)
10.18
Common Stock Purchase Agreement, dated October 17, 2017, between Registrant and Aspire Capital Fund, LLC. (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed October 18, 2017)

10.19
Registration Rights Agreement, dated October 17, 2017, between Registrant and Aspire Capital Fund, LLC. (incorporated by reference from Exhibit 4.1 of Current Report on Form 8-K filed October 18, 2017)

10.20	Form of Subscription Agreement between Registrant and directors dated March 26, 2018 (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed March 27, 2018)
10.21	List of Directors for Subscription Agreement dated March 26, 2018 (incorporated by reference from Exhibit 10.2 of Current Report on Form 8-K filed March 27, 2018)
10.22	Securities Purchase Agreement between Registrant and Aspire Capital Fund LLC dated July 26, 2018 (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed July 30, 2018)
10.23	Form of Warrant Agreement between Registrant and Aspire Capital Fund LLC (incorporated by reference from Exhibit 4.1 of Current Report on Form 8-K filed July 30, 2018)
10.24
Securities Purchase Agreement between Registrant and Holders of Convertible Notes dated September 10, 2018 (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed September 11, 2018)

10.25	Form of Convertible Promissory Note dated September 10, 2018 (incorporated by reference from Exhibit 10.2 of Current Report on Form 8-K filed September 11, 2018)
10.26
Registration Rights Agreement between Registrant and Holders of Convertible Notes dated September 10, 2018 (incorporated by reference from Exhibit 10.3 of Current Report on Form 8-K filed September 11, 2018)

10.27	List of Holders of Convertible Notes dated September 10, 2018 (incorporated by reference from Exhibit 10.4 of Current Report on Form 8-K filed September 11, 2018)
10.28	Patent Security Agreement Between Registrant and Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed September 14, 2018)
10.29	Secured Promissory Note Between Registrant and Mintz Levin Cohn Ferris Glovsky and Popeo, P.C. (incorporated by reference from Exhibit 10.2 of Current Report on Form 8-K filed September 19, 2018)
10.30
Securities Purchase Agreement between Registrant and Holders of Convertible Notes dated September 18, 2018 (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed September 18, 2018)

10.31	Form of Convertible Promissory Note dated September 18, 2018 (incorporated by reference from Exhibit 10.2 of Current Report on Form 8-K filed September 19, 2018)

10.32
Registration Rights Agreement between Registrant and Holders of Convertible Notes dated September 18, 2018 (incorporated by reference from Exhibit 10.3 of Current Report on Form 8-K filed September 19, 2018)

10.33
Securities Purchase Agreement between Registrant and Holders of Convertible Notes dated February 25, 2019 (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed March 4, 2019)

10.34	Form of Convertible Promissory Note dated February 28, 2019 (incorporated by reference from Exhibit 10.2 of Current Report on Form 10-K filed March 4, 2019)
10.35	Registration Rights Agreement between Registrant and Holders of Convertible Notes (incorporated by reference from Exhibit 10.3 of Current Report on Form 8-K dated March 4, 2019)
10.36	List of Holders of Convertible Notes dated February 28, 2019 (incorporated by reference from Exhibit 10.4 of Current Report on Form 8-K dated March 4, 2019)
10.37	Securities Purchase Agreement between Registrant and Holders of Convertible Notes dated March 13, 2019 (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K dated March 14, 2019)
10.38	Registration Rights Agreement between Registrant and Holders of Convertible Notes (incorporated by reference from Exhibit 10.2 of Current Report on Form 8-K dated March 14, 2019)
10.39	Form of Convertible Promissory Note dated March 13, 2019 (incorporated by reference from Exhibit 10.3 of Current Report on Form 8-K dated March 14, 2019)
10.40	List of Holders of Convertible Notes dated March 13, 2019 (incorporated by reference from Exhibit 10.4 of Current Report on Form 8-K dated March 14, 2019)
10.41	Securities Purchase Agreement between Registrant and Mark Fisher filed June 13, 2019 (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K dated June 13, 2019)
10.42	Secured Note Agreement dated June 7, 2019 (incorporated by reference from Exhibit 10.2 of Current Report on Form 8-K dated June 13, 2019)
10.43	Registration Rights Agreement between Registrant and Holder of Convertible Note (incorporated by reference from Exhibit 10.3 of Current Report on Form 8-K dated June 13, 2019)
10.44	Security Agreement dated June 7, 2019 (incorporated by reference from Exhibit 10.4 of Current Report on Form 8-K dated June 13, 2019)

10.45	Consulting Agreement dated June 7, 2019 (incorporated by reference from Exhibit 10.5 of Current Report on Form 8-K dated June 7, 2019)
10.46
Form of Securities Purchase Agreement between Registrant and Holders of Convertible Notes dated June 19, 2019 (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed June 25, 2019)

10.47	Form of Convertible Promissory Note dated June 19, 2019 (incorporated by reference from Exhibit 10.2 of Current Report on Form 8-K filed June 25, 2019)
10.48	Form of Registration Rights Agreement between Registrant and Holders of Convertible Notes (incorporated by reference from Exhibit 10.3 of Current Report on Form 8-K dated June 25, 2019)
10.49	List of Holders of Convertible Notes dated June 19, 2019 (incorporated by reference from Exhibit 10.4 of Current Report on Form 8-K dated June 25, 2019)
10.50
Securities Purchase Agreement between Registrant and the Holders of Convertible Notes dated July 18, 2019 (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed July 23, 2019)

10.51	Form of Convertible Promissory Note (incorporated by reference from Exhibit 10.2 of Current Report on Form 8-K filed July 23, 2019)
10.52
Registration Rights Agreement between Registrant and the Holders of Convertible Notes dated July 18, 2019 (incorporated by reference from Exhibit 10.3 of Current Report on Form 8-K filed July 23, 2019)

10.53	List of Holders of Convertible Notes dated July 18, 2019 (incorporated by reference from Exhibit 10.4 of Current Report on Form 8-K filed July 23, 2019)
10.54
Common Stock Purchase Warrant between Registrant and Park Consultants LLC Investments LP dated July 22, 2019 (incorporated by reference from Exhibit 4.1 of Current Report on Form 8-K filed July 23, 2019)

10.55
Consulting Services Agreement between Registrant and Park Consultants LLC Investments LP dated July 22, 2019 (incorporated by reference from Exhibit 10.5 of Current Report on Form 8-K filed July 23, 2019)

10.56	2019 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.1 of Current Report on Form 8-K filed August 8, 2019)
21.1	Schedule of Subsidiaries (incorporated by reference from Exhibit 21.1 of Annual Report on Form 10-K filed March 28, 2018)
23.1*	Consent of BDO USA, LLP
23.2*	Consent of PricewaterhouseCoopers LLP
23.3*	Consent of Graubard Miller (included in Exhibit 5)
24.1*	Power of Attorney (included on the signature page hereto)
101.INS++	XBRL Instrance Document
101.CAL++	XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH++	XBRL Taxonomy Extension Schema Document
101.DEF++	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB++	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE++	XBRL Taxonomy Extension Presentation Linkbase Document

* Previously filed
** Management contract or compensatory plan or arrangement
 ++ Filed herewith.  Attached as Exhibit 101 to this Registration Statement are documents formatted in XBRL (Extensible Business Reporting Language).  Users of this data are advised pursuant to Rule 406T of Regulation S-T that the interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Section 11 or Section 12 of the Securities Act of 1933, is not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise not subject to liability under these sections.  The financial information contained in the XBRL-related documents is "unaudited" or "unreviewed."

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on this 3rd day of September, 2019.

PARKERVISION, INC.

By:	/s/Jeffrey Parker
Jeffrey Parker, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By: /s/ Jeffrey L. Parker	Chief Executive Officer and	September 3, 2019
Jeffrey L. Parker	Chairman of the Board (Principal
Executive Officer)

By: /s/ Cynthia L. Poehlman	Chief Financial Officer (Principal	September 3, 2019
Cynthia L. Poehlman	Financial Officer and Principal
Accounting Officer)

By: *	Director	September 3, 2019
Frank N. Newman

By: *	Director	September 3, 2019
Paul A. Rosenbaum

By: *	Director	September 3, 2019
Robert G. Sterne

*By:
/s/ Jeffrey L. Parker
Jeffrey L. Parker
Attorney-in-Fact